SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 30, 2017

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	26-3959348
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;

                  Appointment of Certain Officers; Compensatory Arrangements of

                  Certain Officers.

On June 30, 2017, Ministry Partners Investment Company, LLC (the “Company”), announced that William M. Crammer III has been appointed as the Interim Principal Accounting Officer for the Company and the Company’s wholly-owned subsidiary, Ministry Partners Securities, LLC.  Mr. Crammer will continue to serve as Vice President of Administration in which he is responsible for the Company’s loan processing and servicing functions, human resources, risk management and facilitating the Company’s information technology program.

Mr. Crammer has over 30 years of experience in overseeing the financial and operational functions of both small and large organizations. Mr. Crammer earned his Bachelor of Arts degree in Accounting from California State University, Fullerton in 1986. Prior to joining the Company, Mr. Crammer served as the Finance and Business Director for Whittier Christian, a private High School with over 700 students in Southern California. Mr. Crammer’s duties revolved around overseeing the accounting and finance staff, while maintaining significant involvement in in the day to day controller functions. He also served as a key member of the Strategic Planning team for Whittier Christian, and as such, was responsible for ongoing Board reporting, budget management and forecasting, as well as all federal and state reporting functions. Mr. Crammer was also directly responsible for managing the external auditing process. Mr. Crammer served at Whittier Christian High School from 2005 to 2012. Prior to that, Mr. Crammer owned and operated a private accounting practice for individuals and businesses specializing in bookkeeping, payroll management and taxation from 1992 through 2005.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibit is attached herewith:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 30, 2017MINISTRY PARTNERS INVESTMENT

COMPANY, LLC

/s/ Joseph W. Turner, Jr

Joseph W. Turner, Jr.

Chief Executive Officer and President